UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Donald Notman as Chief Operating Officer

On August 29, 2024, the board of directors of Ocular Therapeutix, Inc. (the “Company”) appointed Donald Notman to serve as Chief Operating Officer of the Company. In addition to his new role, Mr. Notman will continue to serve as Chief Financial Officer of the Company as well as its principal financial and accounting officer.

Mr. Notman, age 65, has served as the Company’s Chief Financial Officer since September 2017. Mr. Notman previously served as Senior Vice President and Chief Financial Officer of Thrasos Therapeutics, Inc., a biopharmaceutical company, from May 2014 until March 2017 and as a consultant from March 2017 to December 2017. Prior to joining Thrasos Therapeutics, he served as Managing Director and Head of Private Capital Markets of Leerink Swann LLC, an investment bank specializing in health care, from June 2005 to April 2013. Mr. Notman received a B.A. in Economics from Middlebury College and an M.B.A. from The Tuck School of Business at Dartmouth College.

There is no arrangement or understanding between Mr. Notman and any other person pursuant to which Mr. Notman was appointed as the Chief Operating Officer of the Company. There are no related party transactions between the Company and Mr. Notman reportable under Item 404(a) of Regulation S-K and no family relationships between Mr. Notman and any of the Company’s directors or officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: September 3, 2024	By:	/s/ Donald Notman
Donald Notman
Chief Operating Officer and Chief Financial Officer